UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2014

REVOLUTION LIGHTING TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23590	59-3046866
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

177 BROAD STREET, STAMFORD, CONNECTICUT 06901

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (203) 504-1111

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 31, 2014, Aston Capital, LLC (“Aston”) agreed to convert $5,688,654.37 of short-term loans and cash advances paid to Revolution Lighting Technologies, Inc. (“Revolution” or the “Company”) into a long-term note due April 1, 2016 (the “Exchange”).

In connection with the Exchange, the Company and Aston entered into and closed the transactions contemplated by the Exchange Agreement (the “Exchange Agreement”). Aston is an affiliate of Robert V. LaPenta, Revolution’s Chairman and Chief Executive Officer. Pursuant to the Exchange Agreement, the Company issued to Aston a promissory note, dated July 31, 2014, in the principal amount of $5,668,654.37 (the “July 2014 Note”) in exchange for (i) $1,000,000 of the entire outstanding principal amount of that certain promissory note, dated April 4, 2014, made by the Company in favor of Aston, with a maturity date of April 1, 2015 (the “April 2014 Note”); (ii) $1,968,654.38 of the entire outstanding principal amount of that certain promissory note, dated June 30, 2014, made by the Company in favor of Aston, with a maturity date of April 1, 2015 (the “June 2014 Note”); and (iii) $2,700,000 representing cash advances made by Aston from time to time during May and June 2014 which were ratified by the Audit Committee as part of the Exchange Agreement, including nine percent (9%) interest on such amount as approved by the Audit Committee (the “Cash Advances”). Pursuant to the Exchange Agreement, the accrued and unpaid interest as of July 31, 2014 on each of the April 2014 Note, the June 2014 Note and the Cash Advances was excluded from the Exchange. The July 2014 Note accrues interest at a rate of nine percent (9%) per annum. All principal and interest under the July 2014 Note is due and payable on April 1, 2016.

The Exchange Agreement and the July 2014 Note were approved by the Audit Committee of the Board.

There were no costs or consideration paid by the Company in connection with the Exchange. After closing the Exchange, the Company has no current debt outstanding, with the exception of approximately $1.1 million as of June 30, 2014 under an accounts receivable financing facility.

The foregoing is a summary of the material terms of the Exchange Agreement and the July 2014 Note. Investors are encouraged to review the entire text of the Exchange Agreement and the July 2014 Note, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this Report and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 is incorporated by reference in its entirety in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Exchange Agreement, dated July 31, 2014, by and among Revolution Lighting Technologies, Inc. and Aston Capital, LLC.

10.2	Promissory Note, dated as of July 31, 2014, by and between Revolution Lighting Technologies, Inc. and Aston Capital, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 4, 2014	REVOLUTION LIGHTING TECHNOLOGIES, INC.

/s/ Charles J. Schafer
	Name:	Charles J. Schafer
	Title:	President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Exchange Agreement, dated July 31, 2014, by and among Revolution Lighting Technologies, Inc. and Aston Capital, LLC.

10.2	Promissory Note, dated as of July 31, 2014, by and between Revolution Lighting Technologies, Inc. and Aston Capital, LLC.